FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2003

NOLAND COMPANY

A Virginia Corporation IRS Identification #54-0320170

Commission File No. #2-27393

80 29th Street

Newport News, VA 23607

Telephone: (757) 928-9000

Item 5. Other Events

The following press release was issued by Noland Company on July 17, 2003. The furnishing of these materials is not intended to constitute a representation that such furnishing is required by Regulation FD or that the materials include information not otherwise available to the public.

FOR IMMEDIATE RELEASE:

NEWPORT NEWS, Va., July 17, 2003--Noland Company, a leading independent wholesale distributor of equipment and supplies to the construction industry and manufacturing, today announced that NASDAQ has approved its application to transfer the company's share listing from the NASDAQ National Market to the NASDAQ SmallCap Market. The change will take effect at the start of trading on July 18, 2003.

Noland is transferring to the SmallCap Market because it no longer meets NASDAQ's National Market public float requirement of 750,000 shares. Noland chose to transfer its listing rather than seek to comply with the requirement.

"Our move to the NASDAQ SmallCap Market should be transparent to the investment community," said Chairman and CEO Lloyd U. Noland, III. "We will continue to trade under the same symbol on the SmallCap Market, with investors having the same access to share trading information as before."

Noland, headquartered in Newport News, operates 98 branches in 13 states and distributes products in the plumbing, HVAC, water systems, electrical, and industrial fields. Its trading symbol is NOLD.

SIGNATURE

Pursuant of the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Noland Company

Date: July 18, 2003 By: Arthur P. Henderson, Jr.

Arthur P. Henderson, Jr.

Vice President - Finance